Exhibit 99.e

DISTRIBUTION AGREEMENT

           THIS AGREEMENT is made as of this 1st day of November, 2003, by and between SPARX Funds Trust, a Massachusetts business trust (the “Trust”), and UMB Distribution Services, LLC, a Wisconsin limited liability company (the “Distributor”).

           WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and is authorized to issue shares of beneficial interests in separate series with each such series representing interests in a separate portfolio of securities and other assets;

           WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the National Association of Securities Dealers, Inc. (the “NASD”); and

           WHEREAS, the Trust and Distributor desire to enter into an agreement pursuant to which Distributor shall be the distributor of the shares of the Trust representing the investment portfolios described on Schedule A hereto and any additional shares and/or investment portfolios the Trust and Distributor may agree upon and include on Schedule A as such Schedule may be amended from time to time (such shares and any additional shares are referred to as the “Shares” and such investment portfolios and any additional investment portfolios are individually referred to as a “Fund” and collectively the “Funds”).

           NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Appointment of the Distributor.

           The Trust hereby appoints the Distributor as agent for the distribution of the Shares, on the terms and for the period set forth in this Agreement. Distributor hereby accepts such appointment as agent for the distribution of the Shares on the terms and for the period set forth in this Agreement.

2. Services and Duties of the Distributor.

           2.1 Distributor will act as agent for the distribution of Shares subject to the direction of the Trust’s Board of Trustees and the registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as amended (the “1933 Act”).

           2.2 Distributor may incur expenses for appropriate distribution activities which it deems reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. At the direction of the Trust, Distributor may enter into servicing and/or selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and if it so chooses Distributor may act as principal. The Distributor shall not be obligated to incur any specific expenses nor sell any certain number of Shares of any Fund.

           2.3 All Shares of the Funds offered for sale by Distributor shall be offered for sale to the public at a price per share (the “offering price”) provided in the Funds’ then current prospectus. The Distributor shall have no liability for the payment of the purchase price of the Shares sold in accordance with the terms of this Agreement or with respect to redemptions or repurchases of Shares.

           2.4 Distributor shall act as distributor of the Shares in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Securities and Exchange Commission (the “Commission”) and the NASD.

           2.5 Distributor shall not utilize any materials in connection with the sales or offering of Shares except the Trust’s prospectus and statement of additional information and such other materials as the Trust shall provide or approve. The Distributor agrees to provide compliance review of all sales literature and marketing materials prepared for use by or on behalf of the Trust in advance of the use of such materials. The Fund agrees to incorporate such changes to such materials as the Distributor shall request. The Distributor will file the materials as may be required with the NASD, SEC or state securities commissioners. The Trust represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.

           2.6 As compensation for the services performed hereunder and the expenses incurred by Distributor, the Distributor shall be entitled to the fees and be reimbursed the expenses as provided in Exhibit B hereto.

3. Duties and Representations of the Trust.

           3.1 The Trust represents that it is registered as an open-end management investment company under the 1940 Act and that it has and will continue to act in conformity with its Declaration of Trust, By-Laws, its registration statement as may be amended from time to time and resolutions and other instructions of its Board of Trustees and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which shares of the Funds are offered and sold, and the rules and regulations thereunder.

           3.2 The Trust shall take or cause to be taken all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder.

           3.3 The Trust shall execute any and all documents and furnish any and all information and otherwise take or cause to be taken all actions which may be reasonably necessary in the discretion of the Trust’s officers in connection with the qualification of the Shares for sale in such states as Distributor and the Trust may approve, shall maintain the qualification of a sufficient number or amount of shares thereunder, and shall pay all costs and expenses in connection with such qualification. The Trust shall notify the Distributor, or cause it to be notified, of the states in which the Shares may be sold and shall notify the Distributor of any change to the information.

           3.4 The Trust shall, at its expense, keep the Distributor fully informed with regard to its significant affairs or otherwise as relates to the sale of the Shares. In addition, the Trust shall furnish Distributor from time to time such information, documents and reports with respect to the Trust and the Shares as Distributor may reasonably request, and the Trust warrants that the statements contained in any such information shall be true and correct and fairly represent what they purport to represent.

           3.5 The Trust represents to Distributor that all effective registration statements and prospectuses of the Trust filed or to be filed with the Commission under the 1933 Act and 1940 Act with respect to the Shares have been and will be prepared in material conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder. As used in this Agreement the terms “registration statement” and “prospectus” shall mean any registration statement and prospectus (together with the related statement of additional information) at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with said Commission. The Trust represents and warrants to Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in material conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission; that all information contained in the registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and that neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such registration statement or prospectus is used, not misleading. The Trust agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary or required in order to comply with the 1933 Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary or required in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading. The Trust shall promptly notify the Distributor of any advice given to it by counsel to the Trust regarding the necessity or advisability of amending or supplementing the registration statement.

           3.6 The Trust shall not file any amendment to the registration statement or supplement to any prospectus without giving Distributor notice reasonable in light of the circumstances of such amendment or supplementing advance and if the Distributor declines to assent to such amendment (after a reasonable time), the Trust may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If the Trust shall not propose an amendment or amendments and/or supplement or supplements promptly after receipt by the Trust of a written request in good faith from Distributor to do so, Distributor may, at its option, immediately terminate this Agreement. In addition, if, at any time during the term of this Agreement, the Distributor requests the Trust to make any change in its governing instruments or in its methods of doing business which are necessary in order to comply with any requirement of applicable law or regulation, and the Trust fails to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Trust without payment of any penalty. Nothing contained in this Agreement shall in any way limit the Trust’s right or obligation to file at any time any amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

           3.7 Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Trust may decline to accept any orders for, or make any sales of, any Shares until such time as it deems it advisable to accept such orders and to make such sales (the Trust or its officers and agents also may in their sole and absolute discretion, from time to time or at any time, decline to accept specific orders for purchases of Shares) and the Trust shall advise Distributor promptly of such determination.

           3.8 The Trust agrees to advise the Distributor promptly in writing:

                      (i) of any correspondence or other communication by the Commission or its staff relating to the Funds including requests by the Commission for amendments to the registration statement or prospectuses;

                      (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

                      (iii) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectuses or which requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading in light of the circumstances under which such registration statement or prospectus is used; and

                      (iv) of all actions taken by the Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.

           4. Indemnification.

           4.1(a) The Trust authorizes Distributor to use any prospectus or statement of additional information, in the form furnished to Distributor from time to time, in connection with the sale of Shares. The Trust shall indemnify, defend and hold the Distributor, and each of its present or former directors, members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act ("Distributor Indemnitees"), free and harmless (a) from and against any and all losses, claims, demands, liabilities, damages, charges, payments, costs and expenses (including the reasonable costs of investigating or defending any alleged losses, claims, demands, liabilities, damages, charges, payments, costs or expenses and any reasonable counsel fees incurred in connection therewith) of any and every nature ("Losses") which Distributor and/or each of the Distributor Indemnitees may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, an annual or interim report to shareholders or sales literature, or any amendments or supplements thereto, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such registration statement or prospectus is used, not misleading; provided, however, that the Trust's obligation to indemnify Distributor and any of the foregoing Distributor Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Distributor and furnished to the Trust or its agent by Distributor in writing for the purpose of, and used in, the preparation thereof; (b) from and against any and all Losses which Distributor and/or each of the Distributor Indemnitees may incur in connection with this Agreement or the Distributor's performance hereunder, except to the extent the Losses result from the Distributor's willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, (c) from and against any and all Losses which Distributor and/or each of the Distributor Indemnitees may incur resulting from the actions or inactions of any prior service provider to the Funds, or (d) from and against any and all Losses which Distributor and/or each of the Distributor Indemnitees may incur when acting in accordance with instructions from the Trust or its representatives. Promptly after receipt by the Distributor of notice of the commencement of an investigation, action, claim or proceeding, the Distributor shall, if a claim for indemnification in respect thereof is to made under this section, notify the Trust in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Distributor or any Distributor Indemnitee if the Trust's rights are not materially prejudiced thereby.

           4.1(b) The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain such counsel and notifies the Distributor of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Trust's election. If the Trust does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, or in case there is a conflict of interest between the Trust and the Distributor or any of the Distributor Indemnitees, the Trust will reimburse the Distributor and/or the Distributor Indemnitees named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by Distributor and them. The Trust's indemnification agreement contained in this Section 4.1 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor and each of the Distributor Indemnitees, and shall survive the delivery of any Shares and the indemnification contained in this Section 4.1 shall survive the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of the Distributor Indemnitees, and their estates and successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issue and sale of any of the Shares.

           4.1(c) The Trust acknowledges and agrees that in the event the Distributor is required to give indemnification to any entity selling Shares or providing shareholder services to shareholders or others and such entity shall make a claim for indemnification against the Distributor, the Distributor shall make a similar claim for indemnification against the Trust and shall be entitled to such indemnification as provided in Section 4.1(a); provided, that the Trust had agreement to the terms of the Distributor's agreement with such entity.

           4.2(a) Distributor shall indemnify, defend and hold the Trust, and each of its present or former trustees, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act ("Trust Indemnitees"), free and harmless from and against any and all Losses which the Trust, and each of its present or former trustees, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, (a) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Trust's registration statement or any prospectus or annual or interim report to shareholders or sales literature, as from time to time amended or supplemented, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Distributor and furnished in writing to the Trust or its agent by the Distributor for the purpose of, and used in, the preparation thereof, and (b) to the extent any Losses arise out of or result from the Distributor's willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; Distributor's agreement to indemnify the Trust and any of the Trust Indemnitees shall not be deemed to cover any Losses to the extent they arise out of or result from the Trust's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties, under this Agreement. Promptly after receipt by the Trust of notice of the commencement of an investigation, action, claim or proceeding, the Trust shall, if a claim for indemnification in respect thereof is to be made under this section, notify the Distributor in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Trust or any Trust Indemnitee.

           4.2(b) The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel and notifies the distributor of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Distributor's election. If the Distributor does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Trust and them. The Distributor's indemnification agreement contained in this Section 4.2 and the Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust or any of the Trust Indemnitees, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of each of the Trust Indemnitees and their estates and successors. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against the Distributor or any of its officers or members in connection with the issue and sale of any of the Shares.

5. Offering of Shares.

           No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current prospectus as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Trust’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectus or Articles of Trust.

6. Limitation of Liability.

           6.1 The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor’s willful misfeasance, bad faith or gross negligence in the performance of such duties and obligations, or by reason of its reckless disregard thereof. Furthermore, notwithstanding anything herein to the contrary, the Distributor shall not be liable for any action taken or omitted to be taken in accordance with instructions received by the Distributor from an officer or representative of the Trust or for any action taken or omitted to be taken by any prior service provider of the Funds.

           6.2 The Distributor assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. The Distributor will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control. Notwithstanding anything in this agreement to the contrary, in no event shall either party, its affiliates or any of its or their trustees, members, officers, employees, agents or subcontractors, be liable for lost profits, exemplary, punitive, special, indirect or consequential damages.

7. Term.

           7.1 This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, as of the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until October 31, 2005. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust’s Board of Trustees or (ii) the vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, and provided that in either event the continuance is also approved by a majority of the Trust’s Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

           7.2 This Agreement may be terminated without penalty with respect to a particular Fund (1) through a failure to renew this Agreement in accordance with Section 7.1, (2) upon mutual consent of the parties, or (3) on no less than sixty (60) days’ written notice, by the Trust’s Board of Trustees, by vote of a majority (as defined with respect to voting securities in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, or by the Distributor (which notice may be waived by the party entitled to such notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

           7.3 In the event of termination of this Agreement, all reasonable expenses associated with movement of records and materials and conversion thereof shall be borne by the Funds; provided, however, that if the Distributor terminates this Agreement on less than thirty (30) days’ prior notice other than as permitted by Section 3.6 hereof or due to a breach of the Trust of its duties and obligations hereunder, then the Trust shall not be liable for the expenses associated with such activities.

8. Miscellaneous.

           8.1 The services of the Distributor rendered to the Funds are not deemed to be exclusive. The Distributor may render such services and any other services to others, including other investment companies. The Trust recognizes that from time to time members, officers, and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including other investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

           8.2 The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records relative to the Funds’ shareholders, not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, and not to disclose such information except where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or court process, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust (in each case in accordance with Regulation S-P and other law and regulations applicable to information regarding the Trust’s prospective, current or former holders of Fund shares (“Confidential Information”). The Distributor shall maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, Confidential Information. The Trust and its agents will have the right to perform on site audit of records, accounts and procedures relating to the performance of the Distributor’s obligations under this Agreement, including those relating to Confidential Information, at the Distributor’s facilities in accordance with reasonable procedures (including adequate notice) and at reasonable frequencies. In case of any requests or demands for inspection of the records of the Funds, the Distributor will endeavor to notify the Trust promptly and to secure instructions from a representative of the Trust as to such inspection. Records and information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives, and information which was already in the possession of the Distributor prior to receipt thereof, shall not be subject to this paragraph.

           8.3 This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

           8.4 Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Distributor shall be sent to UMB Distribution Services, LLC, 803 West Michigan Street, Suite A, Milwaukee, WI, 53233, Attention: Peter Hammond, and notice to the Trust shall be sent to SPARX Funds Trust, c/o SPARX Investment & Research, USA, Inc., 360 Madison Avenue, 22F, New York, NY, 10017, Attention: President.

           8.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

           8.6 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise effect their construction or effect.

9. Insurance.

The Distributor represents that it presently has in place the levels of fidelity bond and errors and omissions insurance described in Schedule C hereto. The Distributor agrees to notify the Trust in the event any listed insurance coverage maintained by it falls below the amounts specified on Schedule C.

10. Trust Limitations.

The Trust’s Declaration of Trust, as amended, supplemented or restated from time to time, is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement was executed or made by or on behalf of the Trust by the Trust’s Trustees and/or officers, in their capacity as such and not individually, and the obligations of this Agreement are not binding upon any of the Trust’s Trustees or officers or the holders of Shares individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the series or attributable to the class for the benefit of which the Trustees have caused this Agreement to be made.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

SPARX FUNDS TRUST (the "Trust") By: ________________________________ UMB DISTRIBUTION SERVICES, LLC (the "Distributor") By: ________________________________